SCHEDULE 14A
                           (Rule 14a-101)

               INFORMATION REQUIRED IN PROXY STATEMENT

                       SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )


Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

/X/    Preliminary proxy statement

/ /    Definitive proxy statement

/ /    Definitive additional materials

/ /    Soliciting material pursuant to Rule 14a-11(c) or Rule 14(a)-12


                            E-Z-EM, INC.
             (Name of Registrant as Specified in Charter)


                          DENNIS J. CURTIN

             (Name of Person(s) filing Proxy Statement)


Payment of filing fee (check the appropriate box):

/x/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:


/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:


(2)  Form, schedule or registration statement no.:



(3)  Filing party:

(4)  Date filed:
                         _E-Z-EM,_INC._

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                  TO BE HELD DECEMBER 17, 1996
                         _____________

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of E-Z-EM, INC., a Delaware Corporation (the "Company"), will be held at the Long Island Marriott in Uniondale, New York, on Tuesday, December 17, 1996 at 9:00 a.m., Local Time, for the following purposes:

1. To elect two Class III directors, each to serve for a term of three years;

2. To ratify the Company's making of a Plan of Reorganization whereby the Company separates the business now conducted by its AngioDynamics Division through, sequentially, a transfer of its business to AngioDynamics, Inc., a Delaware corporation wholly-owned by the Company; a public offering of up to 19.9% of the shares of AngioDynamics, Inc.; and the payment of a dividend to the Company's shareholders of the Company's shares of AngioDynamics, Inc. in the form of what is expected to be a tax-free spin-off.

3. To ratify the appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending May 31, 1997; and

4. To transact such other business as may properly come before the Meeting.


The Board of Directors has fixed the close of business on November 12, 1996 as the record date (the "Record Date") for the Meeting. Only stockholders of record of the Company's Class A Common Stock, $0.10 par value, on the Company's stock transfer books on the close of business on that date are entitled to vote at the Meeting.

By Order of the Board of Directors

W. PHILIP VAN KIRK
Secretary

Westbury, New York
Dated: November ___, 1996

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE
URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE
ENVELOPE THAT IS PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN
THE UNITED STATES.

If you wish to attend, please check the appropriate box on the enclosed proxy and return it in the enclosed envelope.
                          E-Z-EM, INC.
                        717 MAIN STREET
                 WESTBURY, NEW YORK 11590-5021

                        PROXY STATEMENT
                              FOR
                    MEETING OF STOCKHOLDERS

                        DECEMBER 17, 1996



                          INTRODUCTION

           This Proxy Statement is being furnished to stockholders by the Board of Directors of E-Z-EM, Inc., a Delaware corporation (the
"Company"), in connection with the solicitation of the accompanying proxy (each a "Proxy" and collectively, the "Proxies") for use at the 1996 Annual Meeting of Stockholders of the Company (the
"Meeting") to be held at the Long Island Marriott in Uniondale, New
York, on Tuesday, December 17, 1996, at 9:00 a.m., or at any adjournment thereof.

           The principal executive offices of the Company are located at 717 Main Street, Westbury, New York 11590-5021. The approximate date on which this Proxy Statement and the accompanying Proxy will first be sent or given to stockholders is November 17, 1996.

               RECORD DATE AND VOTING SECURITIES

           As of the close of business on November 12, 1996, the record date (the "Record Date"), there were [4,035,346] outstanding shares of the Company's Class A Common Stock, $0.10 par value (the "Class
A Common Stock"). Holders of the Class A Common Stock have one vote per share on each matter to be acted upon. Only stockholders of Class A Common Stock of record at the close of business on the Record Date for the Meeting (the "Stockholders"), will be entitled to vote at the Meeting and at any adjournment thereof. A majority of the outstanding shares of Class A Common Stock present in person or by proxy is required to constitute a quorum at the Meeting.

           Additionally, the Company had [5,209,655] shares of Class B Common Stock, $0.10 par value (the "Class B Common Stock" and collectively with the Class A Common Stock, the "Common Stock") outstanding as of the Record Date. Shares of Class B Common Stock are non-voting shares.


                       VOTING OF PROXIES

           Shares of Class A Common Stock represented by Proxies that are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares of Class A
Common Stock represented thereby will be voted: (i) for the election as Directors of the persons who have been nominated by the Board of Directors; (ii) for the ratification of a proposed plan of reorganization of the Company whereby the Company separates the business presently conducted by its AngioDynamics division and
(iii) for the ratification of the appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending
May 31, 1997 (the "1997 Fiscal Year"); and (iv) with respect to any other matter that may properly be brought before the Meeting in accordance with the judgment of the person or persons voting the Proxies.

           The execution of a Proxy will in no way affect a Stockholder's right to attend the Meeting and vote in person. Any Proxy executed and returned by a Stockholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Meeting, or by execution of a subsequent proxy which is presented before the Meeting, or if the Stockholder attends the Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted.

           The cost of solicitation of the Proxies being solicited on behalf of the Board of Directors will be borne by the Company. In addition to the use of the mail, proxy solicitation may be made by telephone, telegraph and personal interview by officers, directors and employees of the Company. The Company will, upon request, reimburse brokerage houses and persons holding Class A Common Stock in the names of their nominees for their reasonable expenses in sending soliciting material to their principals.

                       SECURITY OWNERSHIP

     The following table sets forth information, as of November 12, 1996, as to the beneficial ownership of the Company's voting Class A Common Stock by each person known by the Company to own beneficially more than 5% of the Company's voting Class A Common
Stock.


 Name and Address of                  Shares             Percent of
  Beneficial Owner              Beneficially Owned         Class

Howard S. Stern,................     956,412                23.7
Chairman of the Board,
Director
717 Main Street
Westbury, NY  11590

Betty S. Meyers.................     820,806                20.3
401 Emerald Street
New Orleans, LA  70124

David Meyers (1)...............      311,284                 7.7
2484-30 Briarcliff Road
Atlanta, GA  30329


Stuart J. Meyers (1)...........       311,284                 7.7
434 Bellair Drive
New Orleans, LA  70124

Jonas Meyers (1)...............       311,284                 7.7
904 Oakland Avenue
Ann Arbor, MI  48104

Wellington Management Company...      219,258                  5.4
75 State Street
Boston, MA  02109

---------------
(1)        Beneficial ownership of 154,534 of such shares is disclaimed.

     The following table sets forth information, as of November 12, 1996, as to the beneficial ownership of the Company's voting Class A and nonvoting Class B Common Stock, by (i) each of the Company's directors, (ii) those persons who were, at the end of the 1996 Fiscal Year, Chief Executive Officer ("CEO") (Daniel R. Martin) and each of the four most highly compensated executive officers of the Company other than the CEO (collectively, the "Named Executive Officers"), and (iii) all directors and executive officers of the Company as a group:

                           _______Class_A_______  _______Class_B_______
                              Shares     Percent     Shares     Percent
      Name of              Beneficially     of    Beneficially     of
  Beneficial_Owner         __Owned_(1)_  _Class_  __Owned_(2)_  _Class_

Howard S. Stern,...........   956,412      23.7    1,228,213      23.2
Chairman of the Board,
Director

Daniel R. Martin,..........    23,882        *       175,119       3.3
President, Chief Executive
Officer, Director

Arthur L. Zimmet,..........    28,750        *        83,925       1.6
Senior Vice President

Robert M. Topol,...........    26,313        *        59,321       1.1
Director

Paul S. Echenberg,.........     3,313        *        69,348       1.3
Chairman of the Board of
E-Z-EM Canada, Director

Irwin H. Nadel,............    27,313        *        36,647        *
Director

James L. Katz,.............     3,338        *        49,806        *
Director

George P. Carden,..........     6,725        *        45,596        *
Senior Vice President and
General Manager

Donald A. Meyer,...........    20,492        *        29,420        *
Director

Eamonn P. Hobbs,...........        50        *        37,380        *
Vice President

Michael A. Davis, M.D.,....      None        *        35,632        *
Medical Director, Director

All directors and executive
  officers as a group (21
  persons)................. 2,028,178 (3)  27.0    3,246,487 (4)  34.7
_______________
 *  Does not exceed 1%.

(1) Includes Class A Common Stock shares issuable upon exercise of options currently exercisable or exercisable within 60 days from November 12, 1996 as follows: Daniel R. Martin (16,882), Robert M. Topol (2,813), Paul S. Echenberg (2,813), Irwin H. Nadel (2,813), James L. Katz (2,813) and Donald A. Meyer (2,813).

(2) Includes Class B Common Stock shares issuable upon exercise of options currently exercisable or exercisable within 60 days from November 12, 1996 as follows: Howard S. Stern (74,263), Daniel R. Martin (166,364), Arthur L. Zimmet (47,963), Robert
           M. Topol (36,898), Paul S. Echenberg (68,725), Irwin H. Nadel (5,998), James L. Katz (48,125), George P. Carden (37,322),
           Donald A. Meyer (5,998), Eamonn P. Hobbs (37,322) and Michael
           A. Davis, M.D. (34,632).

(3) Includes Class A Common Stock shares issuable upon exercise of options currently exercisable or exercisable within 60 days from November 12, 1996 totalling 30,947 shares.

(4) Includes Class B Common Stock shares issuable upon exercise of options currently exercisable or exercisable within 60 days from November 12, 1996 totalling 789,074 shares.

               PROPOSAL I--ELECTION OF DIRECTORS

  Nominees

           As of December 17, 1996, the effective date of the retirement of Irwin H. Nadel, the Company's Board of Directors will consist of eight Directors. The Board is classified into three classes, each of which has a staggered three year term. At the Meeting, the Stockholders will elect two Class III directors each of whom will hold office until the Annual Meeting of Stockholders to be held in 1999 and until their successors are duly elected and qualified.
The Class I directors and Class II directors will continue in office during the terms indicated below. Unless otherwise specified, all Proxies received will be voted in favor of the election of the persons named below (the "Nominees") as directors of the Company. Directors shall be elected by a plurality of the votes cast, in person or by proxy, at the Meeting. Abstentions from voting and broker non-votes on the election of directors will have no effect since they will not represent votes cast at the Meeting for the purpose of electing directors. Howard Stern is currently a director of the Company; David Meyers, who is the son of the late Dr. Phillip H. Meyers, former officer, director and holder of over 23% of the Company's securities, is not currently a director of the Company.

           The term of the current non-retiring Class III director expires at the Meeting when his successor is duly elected and qualified. Management has no reason to believe that any of the Nominees will be unable or unwilling to serve as a director, if elected. Should any of the Nominees not remain a candidate for election at the date of the Meeting, the Proxies will be voted in favor of the Nominees who remain candidates and may be voted for substitute nominees selected by the Board of Directors. The names of the nominees and certain information concerning them are set forth below:

Nominees to Class III of the Board of Directors

                                                                First
                                                                Year
                                                               Became
   Name                 Principal Occupation          Age      Director


Howard S. Stern       Chairman of the Board of     65        1962
                              the Company

David Meyers               President and Chief     32    N/A
                            Executive Officer,
                           MedTest Express, Inc.


           HOWARD S. STERN, age 65, is a co-founder of the Company and has served as Chairman of the Board and Director of the Company since its formation in 1962. Prior to 1994, Mr. Stern also served as Chief Executive Officer, and from the formation of the Company until 1990, he served as President of the Company.

           DAVID MEYERS, age 32, is the founder of MedTest Express, Inc., an Atlanta, Georgia provider of contracted laboratory services for home health agencies, and has served as its President and Chief
Executive Officer since November 1994. For the five years prior to that, Mr. Meyers was the Vice President of Operations at Radiation
Care, Inc., an Atlanta, Georgia operator of radiation therapy and diagnostic imaging centers. Mr. Meyers is the son of Dr. Phillip
H. Meyers, a former director, officer and holder of over 23% of the outstanding securities of the Company, who died during the past year.


RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH
OF THE NOMINEES.

The following Class I and II Directors will continue on the Board of Directors for the terms indicated:

Class I Directors
(Term Expiring in 1997):

           JAMES L. KATZ, CPA, JD, age 60, has been a director of the Company since 1983. He is a founder and has been a principal of Chapman Partners LLC (investment banking) since its organization in 1995. Previously, he had been the co-owner and President of Ever Ready Thermometer Co., Inc. from its acquisition in 1985 until its sale in November 1994. From 1971 until 1980 and from 1983 until 1985, he held various executive positions with Baxter International and subsidiaries of Baxter International, including that of Chief Financial Officer of Baxter. He is also a director of Intec, Inc. and Binax.

           DANIEL R. MARTIN, age 59, has served as President, Chief Executive Officer and Director since 1994, and previously served as President, Chief Operating Officer and Director from 1990 to 1993.

           MICHAEL A. DAVIS, M.D., age 55, has served as Medical Director and Director of the Company since July 1995, and previously served as Medical Director from 1994 to July 1995 and as Associate Medical Director from 1988 to 1993. He has been Professor of Radiology and Nuclear Medicine and Director of the division of Radiologic
Research, University of Massachusetts Medical Center since 1980.

Class II Directors
(Term Expiring in 1998):

           PAUL S. ECHENBERG, age 53, has been a director of the Company since 1987 and has served as Chairman of the Board of E-Z-EM Canada since 1994. He is a founder and has been a general partner and director of Eckvest Equity Inc. (personal investment and consulting services) since 1989. He was also a founder and had been a senior partner of BDE Capital Partners (investment banking partnership) from 1992 to 1994. He is also a director of Lallemand Inc., ISG Technologies, Inc., LDI Research Co., Inc., LDI Marketing Co.,
Inc., Benvest Capital Inc. and Colliers MacAuley Nicholl.  The
Company has an investment in ISG Technologies, Inc.

           DONALD A. MEYER, age 62, has been a director of the Company since 1968. He had been the Executive Director of the Western
States Arts Federation, Santa Fe, New Mexico, which provides and develops regional arts programs, from 1990 to October 1995.

           ROBERT M. TOPOL, age 71, has been a director of the Company since 1982. Prior to his retirement in 1994, he served as an Executive Vice President of Smith Barney, Inc. (financial services) for more than five years. He is also a director of First American Health Concepts, Fund for the Aging, City Meals on Wheels, American Health Foundation, State University of New York - Purchase and
Group One Ltd.

                            MEETINGS

           The Board of Directors held four regular meetings and two special meetings by conference call during the fiscal year ended June 1, 1996 (the "1996 Fiscal Year"). From time to time, the members of the Board of Directors act by unanimous written consent pursuant to the laws of the State of Delaware. All directors attended all regular Board meetings during the 1996 Fiscal Year, except that Messrs. Nadel and Topol each missed one meeting.

           The Company has a standing Executive Committee, Audit
Committee, Nominating Committee, Compensation Committee and Finance
Committee.

           The Executive Committee has the power and authority to act on behalf of the Board during intervals between regularly scheduled
Board meetings. The members of the Executive Committee are Messrs. Stern, Martin, Echenberg, Katz and Topol. The Executive Committee met six times during the 1996 Fiscal Year.

           The Audit Committee recommends to the Board the selection of independent accountants and reviews the scope and results of the annual audit. The members of the Audit Committee are Messrs. Katz and Topol. The Audit Committee met twice during the 1996 Fiscal
Year.

           The Nominating Committee recommends to the Board nominees for election to the Board. The members of the Nominating Committee are Messrs. Meyer and Topol. The Nominating Committee met once during the 1996 Fiscal Year.

           The Compensation Committee determines the compensation for the President and the Chief Executive Officer. In addition, the
Compensation Committee also sets the policies and parameters of the Company's executive compensation programs and awards thereunder, and makes determinations as to stock option grants under the 1983
Plan and the 1984 Plan. The members of the Compensation Committee are Messrs. Stern and Meyer. The Compensation Committee met three times during the 1996 Fiscal Year.

           The Board of Directors created a Finance Committee in January, 1995. Its members are Messrs. Topol and Katz. The Finance
Committee did not meet during the 1996 Fiscal Year.

           Phillip H. Meyers, M.D., a director of the Company who died during the past year, served on the Company's Executive and Nominating Committees.

           Irwin H. Nadel, a director of the Company who is retiring as of December 17, 1996, served on the Audit Committee and the Finance Committee.







                     EXECUTIVE COMPENSATION



                   SUMMARY COMPENSATION TABLE

           The following table sets forth information concerning the compensation for services, in all capacities for the 1996, 1995 and 1994 fiscal years, of the Named Executive Officers:

                        _Annual_Compensation_  Long_Term_Compensation
                                               _Awards__    Payouts

                                        Other                         All
                                       Annual  Restricted      LTIP  Other
Name and                              Compensa-  Stock         Pay- Compen-
Principal         Fiscal Salary  Bonus  sation Awards Options  outs  sation
Position_         _Year_  _($)__ _($)_  (1)_($) _($)__ #(2)_   _($)_ _(3)($)

Howard S. Stern   1996  $250,000 None   None    None   None   None    $7,245
Chairman of       1995   250,000 None   None    None   74,263  None   11,712
the Board         1994   250,000 None   None    None   None    None    9,627

Daniel R. Martin  1996  $220,000 None   None    None   None    None   $9,261
President and     1995   200,000 None   None    None   116,699 None    8,453
Chief Executive   1994   200,000 None   None    None   None    None    9,150
Officer

George P. Carden  1996  $186,300 None   None    None   None     None  $7,257
Sr. Vice President1995   186,300 $25,000None    None   30,766   None   7,330
                  1994   172,125 None   None    None   None     None   7,853

Arthur L. Zimmet  1996  $153,000 None   None    None   None     None  $7,760
Sr. Vice President1995   153,000 $10,000None    None   40,314   None   7,466
                  1994   153,000 None   None    None   None     None   8,094

Eamonn P. Hobbs   1996  $170,648 None   None    None   None     None  $8,021
Vice President    1995   120,000 $15,000None    None   30,766   None   5,856
                  1994   120,000 None   None    None   None     None   6,020
_______________

(1) The Company has concluded that the aggregate amount of perquisites and other personal benefits paid to each of the Named Executive Officers for the 1996, 1995 and 1994 fiscal years did not exceed the lesser of 10% of such officer's total annual salary and bonus for the 1996, 1995 or 1994 fiscal years or $50,000; such amounts are, therefore, not reflected in the table.

(2) Retroactively adjusted for the 3% stock dividends distributed on shares of nonvoting Class B Common Stock on March 11, 1994, March 16, 1995 and March 15, 1996.

(3) For the 1996, 1995 and 1994 fiscal years, represents for each of the Named Executive Officers the amounts contributed by the Company under the Profit-Sharing Plan and, as matching contributions, under the companion 401(k) Plan.

Option Grants Table

     The Company did not grant any stock options or stock appreciation rights to the Named Executive Officers during the 1996 Fiscal Year.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

     The following table sets forth certain information concerning all exercises of stock options during the 1996 Fiscal Year by the Named Executive Officers and the fiscal year-end value of unexercised stock options on an aggregated basis:
                                             Number of
                                             Securities     Value of
                                             Underlying    Unexercised
                                            Unexercised    In-the-Money
                                             Options at     Options at
                                            June 1, 1996   June 1, 1996
                                           _____(#)_____  ___($)_(1)___

                      Shares       Value   Exercisable/   Exercisable/
                   Acquired on   Realized  Unexercisable  Unexercisable
      Name         Exercise_(#)  ___($)__  _____(2)_____  _____(2)_____

Howard S. Stern...     None        None       74,263/        $651,485/
                                               None            None

Daniel R. Martin..     None        None      183,246/      $1,462,783/
                                               None            None

George P. Carden..     None        None       37,322/        $319,273/
                                               None            None

Arthur L. Zimmet..     None        None       47,963/        $411,263/
                                               None            None

Eamonn P. Hobbs...     None        None       37,322/        $319,273/
                                               None            None
_______________

(1) Options are "in-the-money" if on June 1, 1996, the market price of the stock exceeded the exercise price of such options. At June 1, 1996, the closing price of the Company's
           Class A and Class B Common Stock was $14.13 and $13.25, respectively. The value of such options is calculated by determining the difference between the aggregate market price of the stock covered by the options on June 1, 1996 and the aggregate exercise price of such options.
(2)                  Options granted prior to the Company's recapitalization on
           October 26, 1992 are exercisable one-half in Class A Common
           Stock and one-half in Class B Common Stock. Options granted after the recapitalization are exercisable in Class B Common
           Stock.


Employment Contract

     During 1994, the Company entered into an employment contract with Howard S. Stern. This employment contract is for a term of eight years at an annual compensation of $250,000.

         COMPENSATION AND STOCK OPTION COMMITTEE REPORT
                   ON EXECUTIVE COMPENSATION

General

           The Compensation Committee determines the cash and other incentive compensation, if any, to be paid to the Company's executive officers and key employees. Howard S. Stern and Donald
A. Meyer are the members of the Compensation Committee and are "disinterested directors" (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

Compensation Philosophy

           The Compensation Committee's executive compensation philosophy is to base management's pay, in part, on the achievement of the Company's annual and long-term performance goals by (a) setting levels of compensation designed to attract and hold superior executives in a highly competitive business environment, (b) providing incentive compensation that varies directly with the Company's financial performance and individual initiative and achievement contributions to such performance, (c) linking compensation to elements which effect the Company's annual and long-term performance, (d) evaluating the competitiveness of executive compensation programs based upon information drawn from a variety of sources, and (e) establishing salary levels and bonuses intended to be consistent with competitive practice and level of responsibility, with salary increases and bonuses reflecting competitive trends, the overall financial performance of the Company, the performance of the individual executive and the contractual arrangements that may be in effect with the individual executive. Executive compensation consists of base salary, annual performance bonuses, and stock options.

           Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), prohibits a publicly held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) or to the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation's fiscal year. The $1 million compensation deduction limitation does not apply to "performance-based compensation." The Company believes that any compensation received by executive officers in connection with the exercise of options granted under the 1983 Plan will qualify as "performance-based compensation." The Company has not established a policy with respect to Section 162(m) of the Code because the Company has not and does not currently anticipate paying compensation in excess of $1 million per annum to any employee.

Base Salaries

           Base salaries for the Company's executive officers are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at comparable companies. Annual salary adjustments are determined consistent with the Company's compensation policy by evaluating the competitive marketplace, the performance of the Company, the performance of the executive particularly with respect to the ability to manage growth of the Company, and any increased responsibilities assumed by the executive.

Annual Performance Bonuses

           The Company administers an Executive Incentive Bonus Plan (the "Bonus Plan"), under which cash bonuses may be made to the CEO and President, other corporate officers, and certain divisional personnel. The bonus pool is determined at the beginning of each fiscal year based on budgeted earnings for the year. The bonus pool is limited to an aggregate of 10% of the annual pretax profit of the Company and its subsidiaries taken as a whole. In general, individual bonus awards under the Bonus Plan are determined as follows:

- 50% of such individual award is based on the attainment by the Company of certain pretax profit level goals which are approved in advance by the Board of Directors ("Profit Objectives");

- 50% of such individual award is based on the attainment of individual objectives (an "MBO") which have been proposed, evaluated, and approved at the beginning of each fiscal year by the Compensation Committee in the case of the CEO and President, and by Mr. Martin, the President and CEO, in the case of all other participants.

           A bonus may be awarded if either the Profit Objective or the individual MBO has been met, as determined by the Compensation Committee in the case of the CEO and President, and by Mr. Martin, in the case of all other participants. The Company awarded bonuses to corporate officers under the Bonus Plan for the 1996 Fiscal Year in the aggregate amount of $25,000.

Stock Option Agreements

           Long-term compensation awards are granted pursuant to the stockholder approved stock option plans. The use of stock options ensures that the interest of the Company's executive officers are tied to the interest of the Company's stockholders by making a portion of the executive's long-term compensation dependent upon the value created for stockholders. Options are granted at an exercise price equal to the fair market value of the Company's
Class B stock on the date of the grant. The Committee considers the amount of stock options previously granted to each officer, as well as the officer's current performance and contribution to the Company when determining the size of an option grant.

Compensation of Chief Executive Officer

           During the 1996 Fiscal Year, no options were granted to Mr. Martin. No options previously granted were exercised by Mr.
Martin.  During the 1996 Fiscal Year, the base salary for Mr.
Martin was adjusted to $230,000 from its 1995 level of $200,000.
Based upon the reported 1996 Fiscal Year profits of the Company, Mr. Martin did not receive a cash bonus.

Compensation of Directors

           Directors, who are not employees of the Company, are entitled to directors fees of $15,000 annually. Directors, who serve on committees of the Company and who are not employees or consultants of the Company, are entitled to a fee of $500 for each committee meeting attended, except that the chairman of a committee is entitled to a fee of $1,000 for each committee meeting attended.

Common Stock Performance

           On October 27, 1992 (the "Recapitalization Date"), the Company effected a recapitalization which was accomplished by a one-for-two reverse stock split of the then existing common stock of the Company (the "Old Common Stock"), and the reclassification of the Old Common Stock as voting Class A Common Stock. In addition, a dividend of one share of new non-voting Class B Common Stock was paid on each share of Class A Common Stock.

           The following graph provides a comparison of the cumulative total return of (i) the Company's Old Common Stock and its Class A Common Stock after its creation on the Recapitalization Date and
(ii) the Class B Common Stock after its creation on the Recapitalization Date, with returns on the Nasdaq Stock Market
(U.S.) Index ("NASDAQ Index") and the Standard and Poor's Medical Products and Supplies Index ("S&P Medical Index"), for the five year period ended May 31, 1996. The total return of the Class A Common Stock presented in the following graph treats all stock dividends payable in Class B Common Stock as cash dividends and assumes the reinvestment of such dividends in Class A Common Stock.
As prescribed by the SEC, the measurements are indexed to a value of $100 at May 31, 1991, and assume all dividends were reinvested.

                         (GRAPH OMITTED)


                      TOTAL RETURN - DATA SUMMARY

                                   Cumulative_Total_Return

                              5/91   5/92   5/93   5/94   5/95   5/96

E-Z-EM, INC.-CLASS A (EZM.A)  100    107    82     67     64     199

E-Z-EM, INC.-CLASS B (EZM.B)         100(1) 100    74     72     231

NASDAQ INDEX (2)(INAS)        100    117    141    149    177    257

AMEX MARKET VALUE(2) (IAMX)   100    106    118    118    132    164

S & P INDEX  (IMDP)           100    112    91     86     126    172

Graph Produced by Research Data Group
____________________

(1)       The Class B Common Stock was authorized and issued in October 1992.

(2) As of July 24, 1995 the Company's Common Stock commenced trading on the American Stock Exchange ("AMEX") and ceased being quoted on NASDAQ.


                          CERTAIN TRANSACTIONS

          A facility of the Company located in Westbury, New York is owned 27% by Howard S. Stern, 25% by Betty S. Meyers, a principal shareholder, 4% by other employees of the Company and 44% by unrelated parties, which includes a 25% owner who manages the property. Aggregate rentals, including real estate tax payments, were $142,537 during 1996. The lease term expired in June 1996 and is currently being extended on a month-to-month basis.

          The Company has engaged Eckvest Equity Inc. ("Eckvest"), of which Paul
S. Echenberg, a director of the Company, is a principal, as a consultant.
Fees paid to Eckvest and fees paid to Mr. Echenberg for attendance at directors' meetings, aggregated approximately $319,000 during the 1996
Fiscal Year. In connection with the sale of Surgical Dynamics Inc., a 51% owned subsidiary of the Company ("SDI") in November 1995, Mr. Echenberg resigned as a director of SDI and Eckvest received an investment banker's fee of $905,000, and Mr. Echenberg received a bonus of $191,000 arising from the sale of SDI and a payment of $268,000 in connection with the surrender of outstanding stock options in SDI. Additionally, the Company has an investment in an entity in which Mr. Echenberg serves as a director.

          In connection with the sale of SDI, Arthur L. Zimmet resigned as a director of SDI and received a bonus of $191,000 arising from the sale of SDI and a payment of $268,000 in connection with the surrender of outstanding stock options in SDI.

          The Company has engaged James L. Katz, a director of the Company, for consulting services. Fees for such services, including fees relating to attendance at directors' meetings, were approximately $99,000 during the 1996 Fiscal Year .

          The Company has engaged Michael A. Davis, M.D., a director of the Company, for consulting services. Fees for such services were approximately $97,000 during the 1996 Fiscal Year.


      PROPOSAL II--RATIFICATION OF PROPOSED PLAN OF REORGANIZATION, SEPARATING OUT THE BUSINESS PRESENTLY CONDUCTED BY THE COMPANY'S
                         ANGIODYNAMICS DIVISION

INTRODUCTION

          The Board of Directors of the Company has determined, for the reasons set forth below, among others, that it is in the best interests of the Company and its shareholders to separate the business (the "AngioDynamics Business") previously conducted by its AngioDynamics division (the
"Division") from the Company. The separation will be accomplished in three steps (collectively, the "Reorganization"). The first step, the transfer, as a capital contribution, of all of the assets of the Company used principally in connection with the AngioDynamics Business and the liabilities associated therewith to AngioDynamics Inc., a Delaware corporation ("AngioDynamics") wholly-owned by the Company (the "Transfer"), took place effective June 1, 1996. The second step is the sale by AngioDynamics of up to 19.9% of its shares in a public offering, with the Company retaining ownership of the balance of the shares (other than shares that may be issued pursuant to a stock option plan to be established for the employees, officers and directors of AngioDynamics) (the "Public Offering"). The third step is a dividend of the Company's shares of AngioDynamics by the Company to its shareholders in what it expected to be a tax-free spin-off (the "Spin-Off").

          Although neither the approval nor the ratification of the Company's shareholders is required under Delaware law to implement any part of the Reorganization, because of the significance of the Reorganization to the Company and its shareholders, the Board of Directors has determined that the Company should not effect the second and third steps of the Reorganization without shareholder ratification.

OVERVIEW OF ANGIODYNAMICS BUSINESS

          The AngioDynamics Business is the design, development, manufacture and marketing of a variety of differentiated products and systems for the worldwide interventional medicine marketplace, which is the practice of medicine using what were traditionally diagnostic procedures for therapeutic purposes. The Company believes that the interventional medicine market is growing dramatically, due in large part to the less invasive aspects of interventional procedures as compared to open surgical procedures, which result in a reduction in the overall cost of medical care while providing important patient benefits. Interventional procedures are often performed on an out-patient basis, thereby requiring fewer hospital support services. These procedures, even when performed on an in-patient basis, generally require a shorter hospital stay than do surgical procedures. Interventional procedures also typically have reduced risk and trauma, are less complex, have fewer and less serious complications, can often be performed earlier in the stage of a disease and frequently result in less costly and more definitive therapy than do surgical procedures.
The Company expects the number of interventional procedures performed to increase as the procedures gain wider acceptance, as more physicians become trained in less invasive medical specialties, and as these procedures become more widely performed in community hospitals as well as in major medical centers. Improvements in technology should further expand the application of interventional procedures.

          The AngioDynamics Business has focused its efforts in three distinct interventional markets: stent products, angiographic and fluid management products, and thrombolytic products.

          AngioDynamics's stent product is called the ANGIOSTENT. Stents are used to hold open passageways in the body that may have closed or become obstructed as a result of aging, disease or trauma. Stents are increasingly being used as alternatives to or adjunct to surgical and minimally invasive procedures and drug therapies because they reduce procedure time, patient trauma, hospitalization and recovery time. To date, the Company's focus has been on coronary, biliary, peripheral, carotid and urethral stents, which AngioDynamics believes are the primary markets for stent technology. AngioDynamics believes that the ANGIOSTENT, introduced in January 1996 in certain international markets, provides a competitive advantage over competing stent products and alternative therapies. The ANGIOSTENT has not yet been cleared by the FDA for sale in the United States and AngioDynamics does not anticipate receiving FDA clearance to sell the coronary or peripheral ANGIOSTENT prior to June 2000, if at all.

          The AngioDynamics Business's primary angiographic products are diagnostic catheters used to inject contrast agents, such as iodine or carbon dioxide ("CO2"), into the various arteries and veins and the interior of the heart in order to permit x-ray studies to be made. These studies are called "angiograms", "venograms" and "cardiac catheterizations". AngioDynamics believes its catheters are differentiated from competitive products with respect to the types of materials used and
the numerous configurations in which they are available.   All of these
diagnostic catheters are cleared for sale in the United States and internationally.

          Additionally, the AngioDynamics Business has developed a CO2 Angiography System ("CO2JECT") that uses CO2 as a contrast agent. AngioDynamics believes CO2 offers many advantages over traditional ionated contrast agents in terms of safety and cost. Although the CO2JECT is available for sale in certain foreign countries, the CO2JECT has not yet been cleared by the FDA for sale in the United States and AngioDynamics does not anticipate receiving FDA clearance for the CO2JECT prior to January 1999, at the earliest, and there can be no assurance that such clearance will be obtained at all.

          The AngioDynamics Business's fluid management products include blood containment "closed systems", bloodless arterial needles and high pressure connecting lines. Fluid management is the control, administration and containment of fluids that include blood, saline solutions and contrast agents. The Division's products reduce such contact by preventing fluids from entering the clinical environment, thereby reducing the potential exposure of the health care worker to disease. The Company believes the technology related to these products is proprietary.

          The AngioDynamics Business's thrombolytic products are used to dissolve blood clots in the arteries and veins. AngioDynamics believes that its products offer advantages over competitive products by delivering the lytic agent (the drug that actually dissolves the clots) more efficiently. The more efficient delivery reduces the amounts of lytic agents required, thereby reducing the time of the procedure and the complications associated with the use of lytic agents. These products have been cleared for sale in the United States and internationally. An injector designed to automate the delivery of the lytic agents is cleared for sale in certain countries outside the United States. In the United States the injector is not yet cleared for sale and a 510(k) submission is pending before the FDA. AngioDynamics believes it will not receive clearance for sale of the injector prior to March 1997, and there can be no assurance that such clearance will be obtained at all.

          AngioDynamics also acts as a exclusive U.S. sales agent for Navarre Biomedical, Ltd. Navarre Biomedical manufactures percutaneous abscess drainage catheters. Percutaneous abscess drainage involves resolution of pus pockets, pleural effusions and other fluids by inserting the catheter directly into the fluid pocket under fluoroscopic, CT or ultrasound guidance. The percutaneous approach to resolve an abscess avoids the mortality and morbidity associated with a surgical resolution. All Navarre Biomedical drainage products are cleared for sale in the United States.

REASONS FOR THE REORGANIZATION

          The Company's Board of Directors continually reviews the businesses operated by the Company with a view to assessing the operating and financial characteristics and the growth potential of the businesses in light of current economic conditions and other circumstances affecting the Company. After considerable review, the Company's Board of Directors has determined that the AngioDynamics Business is substantially different from the Company's other businesses and that retention of the AngioDynamics Business is not consistent with either the long-range goals of the AngioDynamics Business or the Company's other businesses.

          The Company's Board of Directors believes that companies in the medical device business, which is the business in which AngioDynamics is engaged, tend to be valued differently from the Company's other businesses and that the value of the AngioDynamics Business to the Company's shareholders is not presently being reflected in the Company's stock price. The Company's Board of Directors further believes that the value and potential of the AngioDynamics Business can be better realized as a separate public company and that the AngioDynamics Business should have adequate financing available to it in the future through the sale of equity as well as debt. Additionally, as a public company, AngioDynamics will be able to offer direct equity ownership to its employees, and the Company's Board of Directors believes that providing such incentives to employees will tend to benefit all shareholders.

          The Company's Board of Directors has determined that the Reorganization is the most appropriate means of separating the AngioDynamics Business from the Company at this time. The Company's Board of Directors believes that, by effecting the Reorganization, there will be a greater potential for increasing the long-term value of the Company's shareholders' investment. Additionally, the Reorganization will enable current shareholders and potential investors to direct their investment to their specific area of interest.


MANNER OF EFFECTING THE REORGANIZATION

          The first step of the Reorganization, the transfer of the AngioDynamics Business to AngioDynamics, took place effective June 1, 1996, by the Company assigning to AngioDynamics all of the assets and liabilities attributable principally to the AngioDynamics Business. These assets included cash, intangible assets, such as intellectual property and contracts, as well as tangible property, such as inventory, equipment and real property. Also effective June 1, 1996, AngioDynamics assumed the liabilities of the Company attributable to the AngioDynamics Business (including contingent and undisclosed liabilities). Additionally between June 2, 1996 and September 28, 1996, the Company advanced approximately $[*] to or on behalf of AngioDynamics and it is anticipated that between September 29, 1996 and the closing of the Public Offering (assuming a Public Offering closing of January 31, 1997), the Company will further advance approximately $[*] [NOTE TO SEC: this amount may be as high as $7-10 million if a potential acquisition is consummated] to or on behalf of AngioDynamics. The total amount being advanced to or on behalf of AngioDynamics is not materially greater than the Company would have advanced to or on behalf of the AngioDynamics Division had the Transfer not occurred. AngioDynamics has agreed to repay the advances made by the Company out of the proceeds of the Public Offering, if it occurs, and otherwise such advances will be repaid to the Company pursuant to a repayment schedule to be agreed upon by the Company and AngioDynamics. The value of the assets transferred by the Company to AngioDynamics is $12,945,000 and the value of the liabilities assumed by AngioDynamics is $991,000.

          The second step of the Reorganization, the Public Offering, will be accomplished by AngioDynamics engaging one or more underwriters to offer AngioDynamics's shares to the public in an offering registered with the Securities and Exchange Commission. The Public Offering will be made only by means of a prospectus. Although it has not yet been definitively determined how many classes of stock of AngioDynamics will be offered to the public or the number of shares that will be offered to the public, the Company must retain at least 80% of the AngioDynamics shares in order to effect the Spin-Off on a tax-free basis. The price for the shares in the Public Offering will depend on the valuation of AngioDynamics at the time of the Public Offering. It is expected that the AngioDynamics shares will be listed on a national securities exchange or quoted on NASDAQ.

          The third step of the Reorganization, the Spin-Off of the shares of AngioDynamics retained by the Company to the shareholders of the Company, will be accomplished by dividending such AngioDynamics shares to the Company's shareholders. This step is contingent on the Company receiving either a private letter ruling or an opinion of counsel that the Spin-Off will be tax-free. No holder of the Company's shares will be required to pay any cash or other consideration for the shares of AngioDynamics to be received in the Spin-Off or to surrender or exchange shares of the Company in order to receive the shares of AngioDynamics. No certificates or scrip representing fractional shares of AngioDynamics stock will be issued to the Company's shareholders as part of the Spin-Off. Fractional shares will be aggregated into whole shares and sold in the open market at then prevailing prices on behalf of the Company's shareholders who would otherwise receive fractional share interests, and such persons will receive instead a cash payment in the amount of their pro-rata share of the total sales proceeds received with respect to the aggregate fractional shares.

          Shares of AngioDynamics distributed in the Spin-Off will be freely tradable, except for shares received by persons who may be deemed to be affiliates of AngioDynamics under the Securities Act of 1933, as amended (the "Securities Act"). Persons who may be deemed to be affiliates of AngioDynamics after the Spin-Off generally include individuals or entities that control, are controlled by or are under common control with, AngioDynamics, and may include the directors of AngioDynamics, as well as principal shareholders of AngioDynamics. Persons who are affiliates of AngioDynamics will be permitted to sell their AngioDynamics shares only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemptions offered by Section 4(2) of the Securities Act and Rule 144 promulgated thereunder.


NO APPRAISAL RIGHTS

          Shareholders who are opposed to the Reorganization and vote against the Reorganization Proposal will have no appraisal or similar rights if the Reorganization is ratified and consummated, in whole or in part.


ABANDONMENT OF THE REORGANIZATION

          It is the current intent of the Company's Board of Directors that the entire Reorganization take place, but the Board of Directors reserves the right, in its sole discretion, not to proceed with either the second or third steps of the Reorganization, even if it is ratified by the Company's shareholders. Among other reasons, a decision not to proceed with the Public Offering might be made if market conditions at the time of the proposed Public Offering are not favorable, and a decision not to proceed with the Spin-Off will be made if it cannot be effected in a tax-free manner. If only the Public Offering occurs, AngioDynamics would continue as a publicly traded majority-owned subsidiary of the Company with minority public ownership; if only the Spin-Off occurs, the ownership of AngioDynamics would be transferred to the Company's shareholders without an infusion of additional equity capital and AngioDynamics would continue as a publicly traded company; and if neither the Public Offering nor the Spin-Off occur, AngioDynamics would continue as a wholly-owned subsidiary of the Company.

FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION

          The Reorganization will be consummated by the Company only if it obtains a ruling from the Internal Revenue Service or an opinion of counsel, in either case satisfactory to the Board of Directors, to the effect that the Reorganization qualifies as a reorganization pursuant to
Section 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the "Code"). The Company anticipates preparing a ruling request to be submitted to the IRS concerning the following federal income tax consequences of the Reorganization.

          1. No gain or loss will be recognized by the Company or its shareholders on the Transfer, pursuant to Sections 361(a) and 357(a) of the Code.

          2. No gain or loss will be recognized by AngioDynamics upon its receipt of the assets of the AngioDynamics Business in exchange for stock, pursuant to Section 1032 of the Code.

          3. AngioDynamics's basis in the assets it received in the Transfer will equal the basis of such assets in the hands of the Company immediately prior to the Transfer, pursuant to Section 362(b) of the Code.

          4. AngioDynamics's holding period for the assets it received in the Transfer includes the period during which the Company held such assets, pursuant to Section 1223(2) of the Code.

                 5. No gain or loss will be recognized by the Company upon the distribution to its shareholders of the stock of AngioDynamics, pursuant to Section 361(c) of the Code.

          6. No gain or loss will be recognized by the shareholders of the Company upon their receipt of AngioDynamics stock in the Spin-Off, pursuant to Section 355(a)(1) of the Code.

          7. Each shareholder's tax basis in the Company's stock held before the Spin-Off will be allocated between the Company stock and the AngioDynamics stock held by the shareholder after the transaction in proportion to their relative fair market values, as provided by Section 1.358-2 of the Income Tax Regulations.

          8. The holding period of the AngioDynamics stock received by shareholders of the Company will include the period during which the shareholders of the Company held Company stock with respect to which the distribution was made, provided that the Company stock is a capital asset in the hands of the respective shareholders of the Company on the date of the distribution, pursuant to Section 1223(1) of the Code.

          9. A proper allocation of the earnings and profits between the Company and AngioDynamics will be made, pursuant to Section 312(h) of the Code.


Future Management of AngioDynamics

          AngioDynamics continues to be operated substantially in the manner in which the Division was operated by the Company in the past and with substantially the same operating management. The Board of Directors of AngioDynamics is composed of Howard Stern, the Chairman of the Board and a Director of the Company, Donald Meyer and Paul Echenberg, each a Director of the Company, and Eamonn Hobbs, a Vice-President of the Company and the President of AngioDynamics.

RELATIONSHIP BETWEEN THE COMPANY AND ANGIODYNAMICS

          Financial

          During the time that the Company operated the AngioDynamics Business through the Division, the AngioDynamics Business had the benefit of access to the Company's credit through the extension of intracompany loans. Since the Transfer, the Company has advanced funds to or on behalf of AngioDynamics and will continue to do so until the closing of the Public Offering. Such advances will be repaid to the Company out of the proceeds of the Public Offering, if it occurs, and otherwise will be repaid to the Company pursuant to a repayment schedule to be agreed upon by the Company and AngioDynamics. Following the Public Offering, the Company will not extend any additional credit to AngioDynamics and AngioDynamics will repay the Company for funds advanced by the Company to or on behalf of AngioDynamics after the Transfer.

                 Stock Ownership

          Until the Public Offering, AngioDynamics will continue to be a wholly-owned subsidiary of the Company. Following the Public Offering, but prior to the Spin-Off, the Company will remain the majority owner of AngioDynamics, owning in excess of 80% of the issued and outstanding shares of AngioDynamics. Following the Spin-Off, the Company will have no ownership interest in AngioDynamics.

          Tax Matters

          The Company and AngioDynamics will enter into a tax-sharing agreement with respect to the period after the Transfer and prior to the Spin-Off.
The tax-sharing agreement will become effective with respect to such period only upon the earlier of the Public Offering or the Spin-Off. Pursuant to the tax-sharing agreement, the Company and AngioDynamics will make payments between them such that, with respect to any period, the amount of taxes to be paid by AngioDynamics, subject to certain adjustments, will be determined as though AngioDynamics were to file separate federal, state and local tax returns (including, except as provided below, any amounts determined to be due as a result of a redetermination of the tax liability of the Company arising from an audit or otherwise). AngioDynamics will be reimbursed, however, for tax attributes that it generates, such as net operating losses, if and when they are used on a consolidated basis.

          In determining the amount of tax-sharing payments under the tax-sharing agreement, the Company will prepare for AngioDynamics pro forma returns with respect to federal and applicable state and local income taxes that reflect the same positions and elections used by the Company in preparing the returns for the Company's consolidated group. The Company will continue to have all the rights of a parent of a consolidated group (and similar rights provided for by applicable state and local law with respect to a parent of a combined, consolidated or unitary group), will be the sole and exclusive agent for AngioDynamics in any and all matters relating to the income, franchise and similar tax liabilities of AngioDynamics, will have sole and exclusive responsibility for the preparation and filing of consolidated federal and consolidated or combined state income tax returns (or amended returns), and will have the power, in its sole discretion, to contest or compromise any asserted tax adjustments or deficiency and to file, litigate or compromise any claim for refund on behalf of AngioDynamics. In addition, the Company has agreed to undertake to provide the aforementioned services with respect to AngioDynamics's separate state and local returns and its foreign returns. Under the tax-sharing agreement, AngioDynamics will pay the Company a fee intended to reimburse the Company for all direct and indirect costs and expenses incurred with respect to AngioDynamics's share of the overall costs and expenses incurred by the Company with respect to tax related services.

          Each member of a consolidated group for federal income tax proposes is jointly and severally liable for the federal income tax liability of each other member of the consolidated group. For benefit plan purposes, AngioDynamics will be part of the Company's controlled group, which includes the Company and its other subsidiaries. Under the Employment Retirement Income Security Act of 1974, as amended and federal income tax law, each member of the controlled group is jointly and severally liable for funding and termination liabilities of tax qualified defined benefit retirement plans as well as certain plan taxes. Accordingly, during the period in which the Company is included in the Company's consolidated or controlled group, AngioDynamics could be liable under such provisions in the event any such liability or tax is incurred, and not discharged, by any other member of the Company's consolidated or controlled group.

          Insurance Matters

          AngioDynamics's liability insurance is included in the Company's liability policy. This will continue until the Company determines not to continue such coverage for AngioDynamics, or until such time as AngioDynamics is no longer able to be covered under the Company's policy, or until AngioDynamics obtains its own insurance coverage. Because the design, development, manufacture and marketing of implantable medical devices entails an inherent risk of product liability claims and product recalls, the cost of liability insurance for the Company may be greater than if AngioDynamics were not included in the same liability policy.


          Employee Matters

          Most employees of the Division have become employees of AngioDynamics (the "Transferred Employees") and as of the effective date of the Transfer, AngioDynamics assumed all liabilities of the Company with respect to the Transferred Employees other than liabilities with respect to the Company's stock option plan. There may be a limited number of employees who perform services for both AngioDynamics and the Company's other businesses who will be shared by the Company and AngioDynamics.

          It is currently intended that the Transferred Employees (as well as the Directors of AngioDynamics) will remain participants in the Company's existing 1983 Stock Option Plan with respect to stock options granted before the date of the Transfer, and will be able to participate in a stock option plan intended to be established by AngioDynamics prior to the Public Offering.


          Shared Services

          Although the AngioDynamics Business has been operated to a large degree independently of the Company's other businesses, the Company and AngioDynamics may enter into a series of agreements pursuant to which the Company would provide certain services to AngioDynamics. These services could include, among others, legal, financial, intellectual property and engineering services. It is currently contemplated that the services will be charged to AngioDynamics based upon an allocation of costs incurred by the Company, to the extent that such services are classified as general administrative expenses, and that research and development and product transfers will be charged to AngioDynamics at a fair and reasonable arms-length price, comparable to what a third party would charge AngioDynamics for such services. The services and charges will be periodically reviewed by the Company and AngioDynamics. The services will be provided for an indefinite period of time and will be phased out as and when no longer needed by AngioDynamics. In addition, the Company may discontinue providing a service if to continue to provide the service would unduly interfere with the Company's business and operations.


RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE
RATIFICATION OF THE PLAN OF REORGANIZATION SEPARATING OUT THE BUSINESS PRESENTLY CONDUCTED BY THE ANGIODYNAMICS DIVISION.


              PROPOSAL III--RATIFICATION OF APPOINTMENT OF
                          INDEPENDENT AUDITORS

          The Board of Directors appointed Grant Thornton LLP, certified public accountants, who were the Company's independent auditors for the 1996
Fiscal Year, as the Company's independent auditors for the 1997 Fiscal
Year. Although the selection of auditors does not require ratification, the Board of Directors has directed that the appointment of Grant Thornton
LLP be submitted to the Stockholders for ratification due to the significance of their appointment to the Company. If the Stockholders do not ratify the appointment of Grant Thornton LLP, the Board of Directors will consider the appointment of other certified public accountants.

          The approval of the proposal to ratify the appointment of Grant Thornton LLP requires the affirmative vote of a majority of the votes cast by all Stockholders represented and entitled to vote thereon. Therefore, an abstention, withholding of authority to vote or broker non-vote will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE
RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 1997 FISCAL YEAR.


                             ANNUAL REPORT

          All stockholders of record as of the Record Date, have been sent, or are concurrently herewith being sent, a copy of the Company's 1996 Annual
Report for the 1996 Fiscal Year.
          ANY STOCKHOLDER OF THE COMPANY MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE 1996 FISCAL YEAR (WITHOUT EXHIBITS), AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY WRITING
TO STOCKHOLDER INFORMATION, E-Z-EM, INC., 717 MAIN STREET, WESTBURY, NEW
YORK 11590-5021.

                         STOCKHOLDER PROPOSALS

          In order to be considered for inclusion in the proxy materials to be distributed in connection with the next Annual Meeting of Stockholders of the Company, stockholder proposals for such meeting must be submitted to the Company no later than May 1, 1997.

                             OTHER MATTERS

          As of the date of this Proxy Statement, management knows of no matters other than those set forth herein which will be presented for consideration at the Meeting. If any other matter or matters are properly brought before the Meeting or any adjournment thereof, the persons named in the accompanying Proxy will have discretionary authority to vote, or otherwise act, with respect to such matters in accordance with their judgment.


                                   W. PHILIP VAN KIRK
                                   Secretary
Noveber ____, 1996
E-Z-EM,INC. Proxy--1996 Annual Meeting of Stockholders


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 3.

1.   ELECTION OF DIRECTORS

     For Howard S. Stern and David Meyers as Class III directors:

                                  TO WITHHOLD AUTHORITY
                    WITHHOLD      TO VOTE FOR ANY NOMINEE(S),
       FOR          VOTE          PRINT NAME(S) BELOW



2. TO RATIFY THE PLAN OF REORGANIZATION SEPARATING OUT THE BUSINESS PRESENTLY CONDUCTED BY THE COMPANY'S ANGIODYNAMICS DIVISION

       FOR          AGAINST           ABSTAIN


3.   RATIFICATION OF APPOINTMENT OF AUDITORS

       FOR          AGAINST           ABSTAIN


4.   DISCRETIONARY AUTHORITY

       FOR          AGAINST           ABSTAIN


Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If the holder is a corporation or partnership, the full corporate or partnership name should be signed by a duly authorized officer.



Signature


Signature, if shares held jointly

Dated                         1996

I will      will not      attend the Meeting.